Exhibit 99

             Form of Ryan, Beck & Co., Inc. Common Stock Proxy Card
              for meeting of Stockholders of Ryan, Beck & Co., Inc.


                             RYAN, BECK & CO., INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                   JUNE 29, 1998

                            ------------------------

         The undersigned hereby appoints Matthew R. Naula and Gillian Buckley, and each of them, attorneys and proxies, with full power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. on Monday, June 29, 1998 at The Hilton at Short Hills, Short Hills, New Jersey, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:



UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ACQUISITION AGREEMENT, FOR ALL SIX OF THE BOARD'S NOMINEES AND FOR THE RYAN, BECK & CO., INC. LONG-TERM STOCK INCENTIVE PLAN, AND WILL BE VOTED AGAINST THE SHAREHOLDER PROPOSAL.


1. APPROVAL OF THE ACQUISITION AGREEMENT pursuant to which Ryan, Beck & Co., Inc. will be acquired by BankAtlantic Bancorp. (The Board recommends a vote "FOR".)

      |_| FOR              |_|    WITHHELD           |_|    ABSTAIN


2.    ELECTION OF SIX DIRECTORS.  (The Board recommends a vote "FOR".)

      |_| FOR all six nominees listed below (except as written to the contrary below):

      |_| WITHHOLD AUTHORITY to vote for all nominees listed below

      Nominees: Richard B. Neff, Peter W. Rodino, Jr., Robert W. Pangia, Benjamin Perlmutter, Leonard J. Stanley, Jay Suskind

      Instruction:  To withhold authority to vote for any individual  nominee(s)
      write   that    nominee's    name   in   the   space    provided    below:
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              (continued and to be dated and signed on other side)

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3.    APPROVAL OF THE RYAN, BECK & CO., INC. LONG-TERM STOCK INCENTIVE PLAN (the
      "Plan") which provides authority to issue to employees stock options and stock appreciation rights for up to a maximum of 400,000 shares, and awards of restricted stock for up to a maximum of 100,000 shares. The Plan also provides authority to issue to outside directors options or awards for up to a maximum of 7,500 shares per year. (The Board recommends a vote "FOR".)

      |_|FOR                   |_|     AGAINST               |_|      ABSTAIN


4. A SHAREHOLDER PROPOSAL described in the Proxy Statement.

      |_|FOR                   |_|     AGAINST               |_|      ABSTAIN

           (The Board recommends a vote "AGAINST" the above Proposal.)



5. Upon such other matters as may properly come before the meeting and/or any adjournment thereof, as they in their discretion may determine. The Board of Directors is not aware of any such matters.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign or if one signs, he should attach such evidence of his authority.


Date: _______________, 1998       Signed: _____________________________________


                            Are you attending the Meeting?  |_|   Yes    |_| No